Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-238115) pertaining to the 2017 Share Incentive Plan of Gamida Cell Ltd. and its subsidiary (the “Company”), of our report dated March 24, 2022, with respect to the consolidated financial statements of the Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
March 24, 2022	KOST FORER GABBAY & KASIERER
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